UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 3, 2002

The Midland Company

(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Midland Boulevard, Amelia, Ohio 45102-2607

Registrant’s Telephone Number, including area code	(513) 943-7100

N/A (Former name or former address, if changed since last report.)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibit 99.1 Slides from Management Presentation dated December 3, 2002

Item 9.	Regulation FD Disclosure
On December 3, 2002 the Company plans to provide during a management presentation at the Friedman, Billings, Ramsey & Co., 9th Annual Investor Conference in New York City, the following updated information contained in the slides attached hereto as Exhibit 99.1.

The entire slideshow presentation is available at the company’s website: www.midlandcompany.com.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Midland Company (Registrant)

Date December 3, 2002	/s/John I. Von Lehman Executive Vice President, Chief Financial Officer and Secretary